Exhibit 4.8

GENERAL CABLE CORPORATION, as Issuer,
and
U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE
Dated as of November [     ], 2009

Subordinated Convertible Notes Due 2029

i

(continued)

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(continued)

Page

Section 13.10. No Personal Liability of Directors, Officers, Employees and Stockholders	88
Section 13.11. Successors and Assigns	88
Section 13.12. Multiple Counterparts	88
Section 13.13. Separability Clause	88
Section 13.14. Independence of Covenants	88
Section 13.15. Schedules and Exhibits	88
Section 13.16. Effect of Headings and Table of Contents	88

EXHIBIT A — Form of Security	A-1

v

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section(s)
Section 310(a)(1)		8.09
(a	)(2)	8.09
(a	)(3)	N.A.	**
(a	)(4)	N.A.
(a	)(5)	8.09
(b	)	8.08
(c	)	N.A.
Section 311(a)		8.13
(b	)	8.05
(c	)	N.A.
Section 312(a)		2.06
(b	)	13.03
(c	)	13.03
Section 313(a)		8.14	(a)
(b	)(1)	N.A.
(b	)(2)	8.14	(a)
(c	)	8.14	(a)
(d	)	8.14	(b)
Section 314(a)		5.02
(b	)	N.A.
(c	)(1)	§13.04	(a)
(c	)(2)	§13.04	(a)
(c	)(3)	N.A.
(d	)	N.A.
(e	)	§13.04	(b)
(f	)	N.A.
Section 315(a)		8.01	(b)
315	(b)	8.02
315	(c)	8.01	(a)
315	(d)	8.01	(c)
315(d	)(2)	8.01	(c)
315(d	)(3)	8.01	(c)
315	(e)	7.14
Section 316(a)(1)		7.12
316(a	)(2)	N.A.
316	(b)	7.08
316	(c)	13.05	(e)
Section 317(a)		7.03, 7.04	(a)
317	(b)	2.04
Section 318(a)		13.01
318	(c)	13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

          THIS INDENTURE dated as of November [ ], 2009 is between General Cable Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).
          In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s Subordinated Convertible Notes Due 2029.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
          “0.875% Convertible Notes” means the 0.875% senior convertibles notes due 2013 of the Company, issued pursuant to the indenture dated as of November 15, 2006 among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee.
          “1.00% Convertible Notes” means the 1.00% senior convertibles notes due 2012 of the Company, issued pursuant to the indenture dated as of October 2, 2007 among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee.
          “7.125% Senior Notes” means the 7.125% senior fixed rate notes due 2017 of the Company, issued pursuant to the indenture dated as of March 21, 2007 among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee.
          “Additional Interest” has the meaning specified in Section 7.02.
          “Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.
          For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Registrar, Paying Agent or Conversion Agent.
          “Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

          “Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.
          “Board of Directors” means the board of directors of the Company or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.
          “Board Resolution” means, with respect to any Person, a duly adopted resolution (or other similar action) of the Board of Directors of such Person or a duly authorized committee thereof, as applicable.
          “Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close or be closed.
          “Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.
          “Capital Stock” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Capital Stock and any right or interest which is classified as equity in accordance with GAAP (other than debt securities convertible into Capital Stock).
          “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
          “Cash Equivalents” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1”

(or higher) according to S&P, and (v) shares of money market mutual funds within the definition of Rule 2a-7 promulgated by the SEC under the Investment Company Act of 1940, as amended.
          “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
          “Change of Control” means the occurrence of any of the following events:
          (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Company; or
          (2) the Company consolidates with, or merges with or into, another person (other than a wholly owned Restricted Subsidiary) or the Company and/or one or more of its Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any person (other than the Company or a wholly owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person; or
          (3) during any consecutive two-year period, the Continuing Directors cease for any reason to constitute a majority of the Board of Directors; or
          (4) the adoption of a plan of liquidation or dissolution of the Company.
          Notwithstanding the foregoing, it will not constitute a Change of Control if 100% of the consideration for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock.
          “Closing Price” means, with respect to the Company’s Common Stock on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if the Company’s Common Stock is not listed on the New York Stock Exchange, as reported by the NASDAQ Global Market, or, if the Company’s Common Stock is not quoted on the NASDAQ

Global Market, as reported by the principal national securities exchange on which the Company’s Common Stock is listed, or if no such prices are available, the Closing Price per share shall be the Fair Market Value of a share of Common Stock as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).
          “Common Stock” means the Company’s common stock, par value $0.01 per share, or any successor common stock thereto.
          “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who was (a) a member of such Board of Directors on the date of this Indenture or (b) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.
          “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.
          “Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially [            ] shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
          “Conversion Reference Period” means:
          (1) for Securities that are converted during the 25 scheduled Trading Days prior to the Final Maturity Date of the Securities, the 20 consecutive Trading Days preceding and ending on the third Trading Day prior to the Final Maturity Date, subject to any extension due to a Market Disruption Event; and
          (2) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
          “Conversion Value” means the average of the Daily Conversion Values for each of the 20 consecutive Trading Days of the Conversion Reference Period.

          “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 425 Walnut Street, 6th Floor, Cincinnati, OH, 45202, Attention: Robert T. Jones, Vice President, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.
          “Daily Conversion Value” means, with respect to any Trading Day, for each $1,000 principal amount of Securities, an amount equal to the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP per share of Common Stock on such Trading Day; provided that after the consummation of a Change of Control in which the consideration is comprised entirely of cash, the amount used in clause (ii) will be the cash price per share received by holders of Common Stock in such Change of Control.
          “Daily Share Amount” means for each Trading Day during the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Daily VWAP per share of Common Stock for such Trading Day multiplied by the applicable Conversion Rate less (b) $1,000; divided by (ii) the Daily VWAP per share of Common Stock for such Trading Day multiplied by 20.
          “Daily VWAP” for any trading day means the per share volume weighted average price of the Common Stock on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page BGC.N <Equity> AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume weighted average price is unavailable, the market price of one share of the Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by the Company for this purpose).
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Senior Debt” means, with respect to the Company, obligations under any Senior Debt in which the instrument creating or evidencing such Senior Debt or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.
          “Disposition” means, for the purposes of the definition of “Surviving Person” only, with respect to any Person, any merger, consolidation, amalgamation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.
          “Final Maturity Date” means November 15, 2029.
          “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading. “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
          “Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, and Contingent Interest and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date.
          “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise on the date hereof.
          “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
          “Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and similar agreements or arrangements and (2) foreign currency or commodity hedge, swap, exchange and similar agreements (agreements referred to in this definition being referred to herein as “Hedging Agreements”).
          “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
          “Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:
          (1) every obligation of such Person for money borrowed;
          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of assets or business by such Person;

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;
          (4) every obligation of such Person issued or assumed as the deferred purchase price of assets or services (but excluding (A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, (B) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices (including, so long as not treated as Indebtedness in accordance with GAAP, trade payables subject to the payables extension facility), or (C) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);
          (5) every Capital Lease Obligation of such Person, including, without limitation, from Sale/Leaseback Transactions;
          (6) every net obligation payable under Hedging Agreements of such Person;
          (7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, the amount of such obligation being the maximum amount covered by such guarantee or for which such Person is otherwise liable; and
          (8) every obligation of the type referred to in clauses (1) through (7) above of another Person the payment of which is secured by the assets of that Person, the amount of such obligation being deemed to be the lesser of (i) the Fair Market Value of such asset or (ii) the amount of the obligation so secured.
          Indebtedness:
          (A) shall never be calculated taking into account any cash and Cash Equivalents held by such Person;
          (B) shall not include obligations of any Person (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 5 Business Days of their incurrence, (2) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (3) under standby letters of credit to the extent collateralized by cash or Cash Equivalents;
          (C) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Redeemable Capital Stock or any Preferred Capital Stock of any Restricted Subsidiary;
          (D) shall not include any liability for federal, provincial, state, local or other taxes; and

          (E) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.
          “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are automatically deemed to be part of this Indenture by operation of the TIA.
          “Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, to pay principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.
          “Initial Conversion Value” means [             ].
          “Interest Payment Date” means May 15 and November 15 of each year, commencing May 15, 2010.
          “Issue Date” means the date of this Indenture.
          “Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.
          “Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.
          “Officer’s Certificate” means a certificate signed by an Officer of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee; provided, however, that for purposes of Section 5.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of the Company. Notwithstanding the foregoing, with respect to any Guarantor, the “Officer’s Certificate” may be executed by any one of the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Guarantor, the Guarantor’s general partner or the Guarantor’s member.
          “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, any Guarantor or the Trustee and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Capital Stock,” in any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.
          “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.
          “Prospectus” means the Prospectus relating to the issuance of the Securities, dated [            ], 2009.
          “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Final Maturity Date, (2) is redeemable at the option of the holder of such Capital Stock at any time prior to the Final Maturity Date (other than upon a Change of Control of the Company in circumstances where the Holders of the Securities would have similar rights), or (3) is convertible into or exchangeable for debt securities at any time prior to the Final Maturity Date at the option of the holder of such Capital Stock.
          “Redemption Conversion Value” means the product of (i) the Conversion Rate in effect on the Redemption Date and (ii) the average of the Daily VWAP of the Company’s Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the Redemption Date.
          “Redemption Date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 11 hereof.
          “Redemption Price” has the meaning specified in Section 11.01.
          “Regular Record Date” means, with respect to each Interest Payment Date, the May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date.
          “Representative” means the (i) indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (1) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (2) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

          “Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Company’s Board of Directors by a board resolution delivered to the Trustee under any indenture for any Senior Note, as defined in this Section, as an “unrestricted subsidiary” pursuant to and in compliance with the terms of the indenture governing the applicable Senior Note.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities” means up to $[          ],000 aggregate principal amount of Subordinated Convertible Notes due 2029, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
          “Senior Floating Rate Notes” means the senior floating rate notes due 2015 of the Company, issued pursuant to the indenture dated as of March 21, 2007 among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee.
          “Senior Debt” means, with respect to the Company, the principal of (and premium, if any) and interest (including contingent and additional interest, if any, and all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company:
          (i) any Indebtedness or obligation (1) evidenced by a credit or loan agreement, note, bond, debenture or similar written obligation or instrument or (2) for money borrowed;
          (ii) all obligations (1) as lessee under leases required to be capitalized on such Person’s balance sheet under GAAP or (2) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;
          (iii) all Hedging Obligations or similar agreements or arrangements;
          (iv) all obligations and liabilities of such Person with respect to letters of credit, bankers’ acceptances and similar facilities (including reimbursement obligations with respect to the foregoing);

          (v) all obligations and liabilities of such Person issued or assumed as the deferred purchase price of any property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);
          (vi) obligations of the type described in clauses (i) through (v) above of any third Person and all dividends of any third Person payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on the Company’s property; and
          (vii) any and all renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any Indebtedness, obligation or liability of the kinds described in clauses (i) through (vi).
          Notwithstanding the foregoing, the term Senior Debt shall not include (i) the Securities, (ii) any Indebtedness created, evidenced, assumed or guaranteed by an instrument that expressly provides that such Indebtedness is subordinate, or shall not be senior, in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities, (iii) any Indebtedness of the Company to any Subsidiary of the Company or (iv) any Indebtedness of or amounts owed by the Company for trade payables or otherwise for goods or materials purchased or services obtained in the ordinary course of business.
          “Senior Notes” means, collectively, the 1.00% Convertible Notes, the 0.875% Senior Convertible Notes, the Senior Floating Rate Notes and the 7.125% Senior Notes.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.15.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Stock Price” means the price paid, or deemed paid, per share of the Company’s Common Stock in connection with a Change of Control as determined pursuant to Section 4.01(j) hereof.
          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other

Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.
          “Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.
          “Tax Triggering Event” means (i) the enactment of U.S. federal legislation, promulgation of Treasury regulations, issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision, in each case after the Issue Date, if the Company receives an opinion of its outside counsel to the effect that, any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Securities, or (ii) any closing agreement or other final settlement entered into by us and the U.S. Treasury or Internal Revenue Service which agreement or settlement has the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Securities, provided that the Company determines that the reduction, delay or limit on its current deductibility of interest or original issue discount with respect to the Securities as a result of the conditions described in clause (i) or (ii) of this definition is material.
          “Termination of Trading” means any date on which the Company’s Common Stock (or other common stock into which the Securities are then convertible) is not listed for trading on a United States national securities exchange, quoted on a U.S. national automated dealer quotation system, or approved for trading on an established automated over-the-counter trading market in the United States.
          “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Stock is not listed on the New York Stock Exchange, any day on which the NASDAQ Global Market is open for trading, or, if the Common Stock is neither listed on the New York Stock Exchange nor quoted on the NASDAQ Global Market, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
          “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include Goldman,

Sachs & Co. and/or J.P. Morgan Securities Inc.; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Company’s Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities. Notwithstanding the foregoing, for purposes of determining Contingent Interest, if the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to equal the product of (i) the Conversion Rate then in effect and (ii) the average Closing Price of the Common Stock over the five Trading-Day period ending on the determination date.
          “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
          “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Voting Stock” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	13.05
“Additional Shares”	4.01
“Agent Members”	2.01
“Business Combination”	4.10
“Cash Percentage”	4.13
“Contingent Interest”	5.08
“Contingent Payment Regulations”	5.08
“Conversion Agent”	2.03
“Conversion Date”	4.02

Term	Defined in Section
“Current Market Price”	4.06
“DTC”	2.01
“Defaulted Interest”	2.15
“Depositary”	2.01
“Determination Date”	4.06
“Distributed Securities”	4.06
“Distribution Notice”	4.01
“Event of Default”	7.01
“ex-date”	4.06
“ex-dividend date”	4.01
“Expiration Date”	4.06
“Expiration Time”	4.06
“Fundamental Change Conversion Notice”	4.01
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.01
“in connection with”	4.10
“Issuer Fundamental Change Notice”	3.01
“Make Whole Premium”	4.01
“Make Whole Transaction”	4.01
“Non-Payment Default”	12.02
“Notice of Default”	7.01
“Outstanding”	2.09
“Paying Agent”	2.03
“Payment Blockage Notice”	12.02
“Payment Default”	12.02
“Primary Registrar”	2.03
“Purchased Shares”	4.06
“purchases”	4.06
“record date”	4.06
“Reference Property”	4.10
“Registrar”	2.03
“Remaining Shares”	4.13
“Rights”	4.06
“Rights Plan”	4.06
“Special Payment Date”	2.15
“Spinoff Securities”	4.06
“Spinoff Valuation Period”	4.06
“tender offer”	4.06
“tendered shares”	4.06
“Triggering Distribution”	4.06
     Section 1.03. Trust Indenture Act Provisions.
          Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:

          “obligor” on the indenture securities means the Company or any other obligor on the Securities.
          All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04. Rules Of Construction.
          For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:
          (1) a term has the meaning assigned to it;
          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (3) words in the singular include the plural, and words in the plural include the singular;
          (4) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
          (5) the masculine gender includes the feminine and the neuter;
          (6) the terms “include”, “including”, and similar terms should be construed as if followed by the phrase “without limitation”;
          (7) references to agreements and other instruments include subsequent amendments thereto; and
          (8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01. Form and Dating.
          The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication. The Securities are being offered for exchange by the Company pursuant to the terms of the exchange offer contained in the Prospectus and the related letter of transmittal.
          (a) Initial Global Securities. All of the Securities are initially being offered for exchange and shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the holders exchanging for the Securities represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
          (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, redemptions or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof and shall be made on the records of the Trustee and the Depositary.
          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

          “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02. Execution and Authentication.
          (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $[          ],000,000, except as provided in Sections 2.07 and 2.08.
          (b) The Securities shall be executed on behalf of the Company by one of its Officers. The signatures of any of the Officers on the Securities may be manual or facsimile.
          (c) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          (d) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
          (e) Each Security shall be dated the date of its authentication.

          (f) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $[          ],000,000 upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.
          (g) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
          (h) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
          (i) In case the Company, pursuant to Article 6, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the Successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 6, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the Successor Person, be exchanged for other Securities executed in the name of the Successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the Successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.
     Section 2.03. Registrar, Paying Agent and Conversion Agent.
          (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of

the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange. At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders.
          (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).
          (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.
     Section 2.04. Paying Agent To Hold Money In Trust.
          Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest (including Contingent Interest and Additional Interest, if any) on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest (including Contingent Interest and Additional Interest, if any) on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest (including Contingent Interest and Additional Interest, if any) on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (including Contingent Interest and Additional Interest, if any) on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest (including Contingent Interest and Additional Interest, if any) has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.
     Section 2.05. Conversion Agent To Hold Money In Trust.
          The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.
     Section 2.06. Lists of Holders of Securities.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.
     Section 2.07. Transfer and Exchange.
          (a) When a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the

Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 4.02(e) or 10.06.
          (b) Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which (i) a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased) or (ii) a notice of redemption has been delivered.
          (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.
          (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
          (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
          (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest (including Contingent Interest and Additional Interest, if any) in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.08. Replacement Securities.
          (a) If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.
          (c) Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.
          (d) Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          (e) The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.09. Outstanding Securities.
          (a) Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.
          (b) If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
          (c) If a Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds in respect of the Outstanding Securities on a Redemption Date, a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest (including Contingent Interest and Additional Interest, if any) on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest (including Contingent Interest and Additional Interest, if any) on them shall cease to accrue.
          (d) Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.10. Treasury Securities.
          In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.
     Section 2.11. Temporary Securities.
          Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Section 2.07 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.
     Section 2.12. Cancellation.
          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are redeemed or purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.
     Section 2.13. CUSIP and ISIN Numbers.
          The Company in issuing the Securities may use one or more “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” and “ISIN” numbers in a notice of redemption or Fundamental Change Purchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or Fundamental Change Purchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP” numbers.

     Section 2.14. Calculations.
          The calculation of the Redemption Price, Fundamental Change Purchase Price, Conversion Rate, Conversion Price and each other calculation to be made hereunder shall be the obligation of the Company, except for such calculations required by clause (1) of Section 4.01(a), which will be determined by the Conversion Agent, on behalf of the Company. All calculations made by the Company as contemplated pursuant to this Section 2.14 or otherwise pursuant to the Securities shall be made in good faith and shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations made by the Company, and the Trustee is entitled to conclusively rely upon the accuracy of the Company’s calculation without independent verification thereof. The Company shall provide a schedule of its calculations to the Trustee upon the Trustee’s request, certified by an officer, promptly after making such calculations.
     Section 2.15. Payment of Interest; Interest Rights Preserved.
          Interest on any Security which is payable, and is punctually paid or duly provided for, on the Final Maturity Date of such interest shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.
          Any interest (including Contingent Interest and Additional Interest, if any) on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).
          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Security.
          All references to “interest” in this Indenture include, without limitation, all rights to the payment of Contingent Interest and Additional Interest.
     Section 2.16. Computation of Interest.
          Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE 3
PURCHASE
     Section 3.01. Purchase of Securities by the Company for Cash at Option of the Holder Upon a Fundamental Change.
          (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to purchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or any integral multiple thereof) at the Fundamental Change Purchase Price, on the date specified by the Company that is 30 Business Days after the later of the Fundamental Change Effective Date and the date the Issuer Fundamental Change Notice is given by the Company pursuant to subsection 3.01(b) (the “Fundamental Change Purchase Date”).
          (b) On or before the 30th day after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting purchase right to the Trustee, the Paying Agent and to each Holder of record of Securities (an “Issuer Fundamental Change Notice”). The Issuer Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

          (1) the events causing such Fundamental Change;
          (2) the date (or expected date) of such Fundamental Change;
          (3) the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.01;
          (4) the Fundamental Change Purchase Date;
          (5) the Fundamental Change Purchase Price;
          (6) the Holder’s right to require the Company to purchase the Securities;
          (7) the name and address of each Paying Agent and Conversion Agent;
          (8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;
          (9) the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
          (10) the procedures that the Holder must follow to exercise rights under this Section 3.01;
          (11) the procedures for withdrawing a Fundamental Change Purchase Notice;
          (12) that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) will cease to accrue on and after the Fundamental Change Purchase Date; and
          (13) the CUSIP number of the Securities.
          At the Company’s written request, the Trustee shall give such Issuer Fundamental Change Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Issuer Fundamental Change Notice shall be prepared by the Company. In connection with the delivery of the Issuer Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Issuer Fundamental Change Notice in a newspaper of general circulation in The City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

          (c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.
          (1) The Fundamental Change Purchase Notice shall state: (A) if the Securities are in certificated form, the certificate numbers of the Securities which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
          (2) The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered, together with any necessary endorsements, to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.
          (3) The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).
          (4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).
          (5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
          (6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

          (d) The Company shall deposit cash at the time and in the manner as provided in Section 3.03, sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities to be purchased pursuant to this Section 3.01.
     Section 3.02. Effect of Fundamental Change Purchase Notice.
          (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b) or the Securities have previously been submitted for conversion) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Purchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be converted.
          (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if the Securities are in certificated form, the certificate numbers of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion of the principal amount of the Security, if any, that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.
     Section 3.03. Deposit of Fundamental Change Purchase Price.
          (a) On or before 10:00 a.m., New York City time, on the Business Day following the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.

          (b) If a Paying Agent or the Trustee holds on, or the Business Day following, the Fundamental Change Purchase Date, in accordance with the terms hereof, an amount of money sufficient to pay the Fundamental Change Purchase Price of any Security (or portion thereof) for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security shall cease to be outstanding, interest (including Contingent Interest and Additional Interest, if any), shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Security as aforesaid).
          (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.
          (d) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest (including Contingent Interest and Additional Interest, if any) on the Securities payable to, but excluding, such Interest Payment Date will be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.04. Repayment to the Company.
          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.
     Section 3.05. Securities Purchased In Part.
          Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral multiple thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.06. Compliance With Securities Laws Upon Purchase of Securities.
          In connection with any offer to purchase Securities under Section 3.01, the Company shall (a) comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through

3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.07. Purchase of Securities In Open Market.
          The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12. The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements.
ARTICLE 4
CONVERSION
     Section 4.01. Conversion Privilege and Conversion Rate.
          (a) Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 4.13, and upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/10,000th of a share) of Common Stock prior to the close of business on the Trading Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 4, unless previously redeemed or purchased by the Company pursuant to Section 3.01, at the Conversion Rate in effect at such time, determined as hereinafter provided, and subject to the adjustments described below, during specified periods, only under the following circumstances:
          (1) during any calendar quarter commencing after March 31, 2010, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the applicable Conversion Price on the last day of such preceding fiscal quarter;
          (2) if the Company distributes to all or substantially all holders of Common Stock any rights entitling them to purchase, for a period expiring within 45 days of distribution, Common Stock, or securities convertible into Common Stock, at less than, or having a conversion price per share less than, the then current Closing Price per share of the Common Stock;
          (3) if the Company distributes to all or substantially all holders of Common Stock assets, cash, debt securities or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 15.0% of the Closing Price per share of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

          (4) if the Company is a party to any transaction or event (including, but not limited to, any consolidation, merger or binding share exchange, other than changes resulting from a subdivision or combination) pursuant to which all or substantially all shares of the Common Stock would be converted into cash, securities or other property;
          (5) if a Fundamental Change occurs;
          (6) with respect to Securities called for redemption pursuant to Section 11.01, until 5:00 p.m., New York City time, on the Trading Day prior to the relevant Redemption Date;
          (7) at any time during the period beginning on August 31, 2029 and ending at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Final Maturity Date; or
          (8) on any Business Day during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described in Section 4.01(e)(ii), for each day of that period was less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities.
          (b) In the case of a distribution contemplated by clauses (2) and (3) of Section 4.01(a), the Company shall notify Holders and the Trustee at least 25 Trading Days prior to the ex-dividend date (defined below) for such distribution (the “Distribution Notice”); provided that if the Company distributes rights pursuant to a stockholder rights agreement, it shall give the Distribution Notice on the first Business Day immediately after the Company is required to give notice generally to its stockholders pursuant to such stockholder rights agreement if such date is less than 25 Trading Days prior to the date of such distribution. Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (2) and (3) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution without converting their Securities. The “ex-dividend date” is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (2) or (3) of Section 4.01(a).
          (c) In the case of a transaction contemplated by clause (4) of Section 4.01(a) (regardless of whether the transaction constitutes a Fundamental Change), the Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction, or, if such transaction also constitutes a Fundamental Change, no later than the date the Issuer Fundamental Change Notice is provided). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the earlier of the date which is 35 days after the actual effective date of such transaction or the date of the Company’s announcement that such transaction will not take place. Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.
          (d) In the case of a Fundamental Change, the Company shall notify the Holders of Securities and the Trustee at least 15 days prior to the anticipated effective date of any Fundamental Change that the Company knows or reasonably should know will occur (a “Fundamental Change Conversion Notice”). If the Company does not know, or should not reasonably know, that a Fundamental Change will occur until the date that is within 15 days before the anticipated effective date of such Fundamental Change, the Company shall deliver a Fundamental Change Conversion Notice to the Holders and the Trustee promptly after the Company has knowledge of such Fundamental Change. Holders may surrender Securities for conversion at any time beginning 15 days before the anticipated effective date of a Fundamental Change and until the Trading Day immediately preceding the Fundamental Change Purchase Date (unless the Company shall fail to make the Fundamental Change Purchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased).
          (e) (i) For each calendar quarter of the Company, beginning with the calendar quarter ending March 31, 2010, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee (to the extent the Trustee is not also serving as the Conversion Agent) and the Company in writing.
          (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (8) of Section 4.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of the Securities.
          (f) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is

convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 4.01(d). Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice, in accordance with the provisions of Article 3.
          (g) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (h) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.
          (i) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(j) and Section 4.06.
          (j) If on or prior to the Final Maturity Date, there shall have occurred a transaction described in clauses (1), (2) or (4) of the definition of a Change of Control (any such transaction being referred to in this Clause 4.01(j) as a “Make Whole Transaction”), and a Holder elects to convert its Securities “in connection with” such Make Whole Transaction, the Company shall pay a “Make Whole Premium” by increasing the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock as provided below (the “Additional Shares”). A conversion of Securities will be deemed for these purposes to be “in connection with” such a Make Whole Transaction if the notice of conversion is received by the Conversion Agent from and including the date that is 10 Trading Days prior to the Fundamental Change Effective Date of such Make Whole Transaction and prior to and including the close of business on the business day prior to the Fundamental Change Purchase Date of such Make Whole Transaction. The number of Additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below, based on the Fundamental Change Effective Date of such Make Whole Transaction and the Stock Price; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the higher and lower Stock Prices and the two Fundamental Change Effective Dates on the table based on a 360-day year, as applicable, (ii) if the actual Stock Price on the Fundamental Change Effective Date exceeds $[          ] per share of Common Stock, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the actual Stock Price on the Fundamental Change Effective Date is less than $[          ] per share of Common Stock, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of Common Stock receive only cash in the Make Whole Transaction, the Stock Price shall be the cash amount paid per share of Common Stock in connection with the Make Whole Transaction. Otherwise, the Stock Price shall be equal to the average Closing Price of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.

Make Whole Premium Upon a Make Whole Transaction (Number of Additional Shares)

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
November [ ], 2009
November 15, 2010
November 15, 2011
November 15, 2012
November 15, 2013
November 15, 2014
November 15, 2015
November 15, 2016
November 15, 2017
November 15, 2018
November 15, 2019
November 15, 2024
November 15, 2029
          The Stock Prices set forth in the first row of the table above and the dollar amounts set forth in clauses (ii) and (iii) in the first paragraph of this Section 4.01(j) (together, the “Dollar Limitations”) will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted other than an adjustment pursuant to the Make Whole Premium described above. The adjusted Stock Prices and the Dollar Limitations will equal the Stock Prices and the Dollar Limitations applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price and Dollar Limitation adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make Whole Premium as described above.
          Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed [     ] shares per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 4.06(a) hereof.
          (k) By delivering the amount of cash and, if applicable, the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
     Section 4.02. Conversion Procedure.
          (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (which shall be in substantially the form attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay an amount equal to the interest (including Contingent Interest and Additional Interest, if any) as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder of a Security satisfies all of the requirements under this Indenture to convert a Security is the “Conversion Date” with respect to such Security. Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, as applicable, without service charge, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than 10 Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.
          (b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of Common Stock, or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.
          (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest (including Contingent Interest and Additional Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest (including Contingent Interest and Additional Interest, if any) shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date. Upon surrender of any such Securities for conversion after the close of business on such Regular Record Date, such Securities shall also be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest (including Contingent Interest and Additional Interest, if any) payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest (including Contingent Interest and Additional Interest, if any), if any overdue interest (including Contingent Interest and Additional Interest, if any) exists at the time of conversion with respect to such Security. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on a converted Security. Accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) shall be deemed paid in full, rather than cancelled, extinguished or forfeited. The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest (including Contingent Interest and Additional Interest, if any) as required by this Section 4.02(c).
          (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest (including Contingent Interest and Additional Interest, if any) payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.
          (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
          (f) Upon the Company’s determination that Holders are or will be entitled to convert their Securities in accordance with the provisions of this Article 4, the Company will promptly issue a press release or otherwise publicly disclose this information and use its reasonable efforts to post such information on the Company’s website.

     Section 4.03. Fractional Shares.
          The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash equal to the applicable portion of the arithmetic average of the Daily VWAP of the Common Stock for each of the 20 consecutive Trading Days of the Conversion Reference Period, rounding to the nearest whole cent.
     Section 4.04. Taxes on Conversion.
          If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 4.05. Company To Provide Common Stock.
          (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.
          (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
          (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have listed such shares of Common Stock on the New York Stock Exchange, or each national securities exchange or over the counter market or such other market on which the Common Stock is then listed or quoted.
     Section 4.06. Adjustment of Conversion Rate.
          (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (1) If the Company shall pay a dividend or make a distribution to all or substantially all holders of outstanding Common Stock in shares of Common Stock, the

Conversion Rate in effect immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this Section 4.06 and otherwise in this Indenture, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.
          (3) If the Company shall issue any rights to all or substantially all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such distribution) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (8) of this Section 4.06(a)) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the Conversion Price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of stockholders entitled to receive such rights had not been fixed. In determining whether any rights entitle the stockholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
          (4) If the Company shall make a dividend or other distribution to all or substantially all holders of its Common Stock of shares of its Capital Stock, other than Common Stock, or evidences of Indebtedness or other assets (including securities) of the Company (excluding (x) any issuance of rights for which an adjustment was made pursuant to Section 4.06(a)(3), (y) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 4.10 and (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(6)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date (as if each Holder had converted such Security into Common Stock immediately prior to the record date with respect to such distribution)) the Conversion Rate in effect immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be the Current Market Price per share on such record date less the Fair Market Value (as determined by reference to the Current Market Price of the Distributed Securities, or in the absence of a Current Market Price of the Distributed Securities, the Fair Market Value thereof) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the

Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          If the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.
          Notwithstanding the foregoing, if the securities distributed by the Company to all or substantially all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the 10 consecutive Trading Day period commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the New York Stock Exchange, NASDAQ Global Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted (such consecutive Trading Day period shall be defined as the “Spinoff Valuation Period”) and (B) the product of (i) the average Closing Price over the Spinoff Valuation Period of the Spinoff Securities multiplied by (ii) the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.
          (5) With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (each a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.06 to the extent that such Rights Plan is in effect at the time of any conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan and the Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, redemption, termination or repurchase of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.06(a). Other than as specified in this clause (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.
          (6) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction, the numerator of which shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such Triggering Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of such Triggering Distribution is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion, the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.
          (7) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion

Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).
          For purposes of this Section 4.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.
          (8) For the purpose of any computation under this Section 4.06(a), the current market price (the “Current Market Price”) per share of Common Stock or any Distributed Security on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive Trading Days ending on the earlier of (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Section 4.06(a) or (B) the “ex-date” with respect to distributions, issuances or other events requiring such computation under this Section 4.06.
          (b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.
          (c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (d) For purposes hereof, the term “ex date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Current Market Price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Current Market Price was obtained after the expiration time of such tender offer or exchange offer (as it may be amended or extended).
          (e) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.
          (f) Notwithstanding the provisions set forth in Section 4.06(a), in no event shall the total number of shares of Common Stock issuable upon conversion of a Security exceed [          ] shares per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a).
     Section 4.07. No Adjustment.
          (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into shares of Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.
          (b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment and provided, further, that such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, shall be made (i) five business days prior to the maturity of the Securities (whether at stated maturity or otherwise) or (ii) five business days prior to the Redemption Date or Fundamental Change Purchase Date, unless such adjustment has already been made. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.
          (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.
          (d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.
          (e) No adjustment in the Conversion Rate shall be required with respect to accrued and unpaid interest on the Securities.
          (f) Except as otherwise provided herein, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.
     Section 4.08. Notice of Adjustment.
          Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail, or cause the Trustee or Conversion Agent to mail (as provided below), to Holders a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Trustee or Conversion Agent will promptly mail such notice to Holders of Securities at the Company’s expense. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     Section 4.09. Notice of Certain Transactions.
          In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
     Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.
          (a) If any of following events occur (each, a “Business Combination”), namely:

          (1) any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of subdivision or a combination,
          (2) a consolidation, merger or combination of the Company with another Person, or
          (3) a sale, lease or other transfer to another Person of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or
          (4) any statutory share exchange of the Company with another Person, in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (“Reference Property”) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Common Stock immediately prior to such Business Combination; provided that Holders shall not be entitled to receive a Make Whole Premium if such Holder does not convert its Securities “in connection with” (as defined above) the relevant Fundamental Change. If the Business Combination causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be the kind and amount of consideration elected to be received by the holders of a majority of the Common Stock who voted for such an election (if electing between two types of consideration) or the holders of a plurality of the Common Stock who voted for such an election (if electing between more than two types of consideration), as the case may be. In all cases, the provisions under Section 4.13 hereof relating to the Company’s conversion obligation shall continue to apply with respect to the calculation of the conversion settlement amount, with the Daily Conversion Value, Daily Share Amount and the Daily VWAP based on the Reference Property; provided, however, that, if the holders of Common Stock received only cash in a Business Combination, the conversion settlement amount shall equal the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Stock in such Business Combination, and settlement shall occur on the third Trading Day following the Conversion Date. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of

Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 4.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Securityholder, at the address of such Securityholder as it appears on the Register of the Securities maintained by the Registrar, within twenty calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          Any Additional Shares of Common Stock that a Holder is entitled to receive upon conversion pursuant to Section 4.01(j), if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the Additional Shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section 4.10 shall similarly apply to successive Business Combinations.
          The Company shall not become a party to any Business Combination unless its terms are consistent in all material respects with the provisions of this Section 4.10.
          None of the provisions of this Section 4.10 shall affect the right of a Holder of Securities to convert its Securities into Common Stock prior to the effective date of a Business Combination.
          If this Section 4.10(a) applies to any event or occurrence, Section 4.06 hereof shall not apply.
          (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee (1) an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

     Section 4.11. Trustee’s Disclaimer.
          (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4, including, without limitation, whether or not a Supplemental Indenture is required to be executed.
          (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.
     Section 4.12. Voluntary Increase.
          The Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to stockholder approval requirements, if any, of any relevant national securities exchange or automated quotation system, by any amount for any period of time of at least 20 days, in which case, the Company will provide at least 15 days’ notice of such increase. In addition, the Company may increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or from any event treated as such for income tax purposes.
     Section 4.13. Payment of Cash in Lieu of Common Stock.
          (a) In lieu of delivery of some or all of the shares of Common Stock otherwise issuable upon notice of conversion of any Securities, Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts for each of the 20 consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 4.13(b). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).
          (b) The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 4.13(a). In such event, on any day prior to the first Trading Day of the applicable

Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Daily VWAP of the Company’s Common Stock on such Trading Day (provided that after the consummation of a Change of Control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of Common Stock in such Change of Control). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities.
          (c) For the purposes of Sections 4.13(a) and (b), in the event that any of Conversion Value, Daily Conversion Value, Daily Share Amounts, or Daily VWAP is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Conversion Value, Daily Share Amounts, and Daily VWAP, as applicable.
ARTICLE 5
COVENANTS
     Section 5.01. Payment of Securities.
          (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Contingent Interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, the Fundamental Change Purchase Price and interest (including Contingent Interest and Additional Interest, if any), in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of the Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest (including Contingent Interest and Additional Interest, if any) in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest (including Contingent Interest and Additional Interest, if any) shall be payable on demand.
          (b) Payment of the principal of and interest (including Contingent Interest and Additional Interest, if any), if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
     Section 5.02. SEC Reports. The Company covenants and agrees that it shall:
          (a) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, after giving effect to any grace period provided by Rule 12b-25 promulgated under the Exchange Act, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, then the Company shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
          (b) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required by such rules and regulations;
          (c) transmit by mail, to all Holders, as their names and addresses appear in the Register of the Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section 5.02 as may be required by rules and regulations prescribed from time to time by the SEC; and

          (d) comply with the other provisions of TIA Section 314(a).
          All information, documents and reports described in this Section 5.02 and filed with the SEC pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or any successor shall be deemed to be filed with the Trustee and transmitted by mail to all Holders, as applicable, as of the time they are filed via such system. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 5.03. Compliance Certificates.
          The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2009), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.04. Further Instruments and Acts.
          Upon request of the Trustee and the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.05. Maintenance of Corporate Existence.
          Subject to Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole; and provided further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

     Section 5.06. Stay, Extension and Usury Laws.
          The Company covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest (including Contingent Interest and Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.07. Maintenance of Office or Agency.
          The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
     Section 5.08. Contingent Interest.
          Beginning with the six-month interest period commencing November 15, 2019, the Company will pay interest (“Contingent Interest”) during any six-month interest period if the Trading Price of the Securities for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Securities. During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.50% of the average Trading Price of $1,000 principal amount of Securities during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid.

          The Trustee’s sole responsibility pursuant to this Section 5.08 shall be to obtain the Trading Price of the Securities for each of the five Trading Days immediately preceding the first day of the applicable six-month interest period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 5.09. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.
          Contingent Interest for any period shall be paid on the same date and to the same Person entitled to receive other interest payable on any Securities. Contingent Interest due under this Section 5.08 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.
     Section 5.09. Contingent Interest Notification. Prior to the first Business Day of a six-month interest period during which Contingent Interest will be paid, the Company will disseminate a press release through Business Wire (or if Business Wire is no longer available, a comparable wire service) stating that Contingent Interest will be paid on the Securities and identifying the six-month interest period.
     Section 5.10. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Securities each Holder of the Securities will be deemed to have agreed, for U.S. federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the cash and the fair market value of any stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Securities. A Holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Securities by submitting a written request for such information to the Company at the following address: General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753, Attention: Chief Financial Officer.
ARTICLE 6
CONSOLIDATION; MERGER; SALE OF ASSETS
     Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.
          (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s and the Restricted Subsidiaries’ assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any Person in a single transaction or series of related transactions, unless:

          (1) either (A) the Company shall be the Surviving Person or (B) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company;
               (2) immediately thereafter, on a pro forma basis after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
          Any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its assets to the Company or another Restricted Subsidiary.
          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the assets of one or more Restricted Subsidiaries the Capital Stock of which constitute all or substantially all the assets of the Company shall be deemed to be the transfer of all or substantially all the assets of the Company.
          (b) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture.
     Section 6.02. Successor Substituted.
          Upon any consolidation or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named as the Company therein; and thereafter except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.
          For all purposes of this Indenture and the Securities, Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until validly designated otherwise.

ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01. Events of Default.
          (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (1) the Company shall fail to pay when due the Principal, Redemption Price or any Fundamental Change Purchase Price of any Security, including any Make Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, purchase, acceleration or otherwise; or
          (2) the Company shall fail to pay an installment of cash interest (including Contingent Interest or Additional Interest, if any) on any of the Securities, which default continues for 60 days after the date when due; or
          (3) the Company shall fail to deliver when due all cash and any shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days; or
          (4) the Company shall fail to deliver an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in Section 3.01(b) hereof; or
          (5) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or
          (6) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of the Restricted Subsidiaries having an outstanding principal amount of greater than $50,000,000 individually or in the aggregate, which default (a) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period, (b) results in the acceleration of such Indebtedness prior to its express final maturity or (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness; or
          (7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its

Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
          (8) (a) the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or
     (b) the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; or
     (c) the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or
     (d) the Company or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property;
     (e) the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or
     (f) the Company or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or
     (g) the Company or any of its Significant Subsidiaries takes corporate action in furtherance of any such action described in this Section 7.01(a)(9).
          (b) Notwithstanding Section 7.01(a) no Event of Default under clause (5) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5) of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.
          (c) The Company will deliver to the Trustee, within 10 Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

     Section 7.02. Acceleration.
          (a) If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 7.01(a)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 7.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.
          Notwithstanding anything to the contrary in this Indenture, the sole remedy for any Event of Default from time to time relating to the Company’s failure to comply with its obligations under Section 5.02, will, at the option of the Company, for the first 365 days after the occurrence of such Event of Default, consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities. In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default described in the preceding sentence, the Company must give notice to the Trustee and the Company will disseminate a press release through Business Wire (or if Business Wire) is no longer available, a comparable wire service) of such election promptly following the date on which such Event of Default occurs. Upon the failure to timely give the Trustee such notice and disseminate such press release, the Securities will be subject to acceleration as provided in the first paragraph of this Section 7.02(a). A failure by the Company to pay Additional Interest when due and payable and such default continues for a period of 60 days, shall constitute an Event of Default subject to Section 7.01(b) which will be subject to acceleration as provided in the first paragraph of this Section 7.02(a).
               Additional Interest will be payable in the same manner and on the same interest payment dates and subject to the same terms as other interest payable under this Indenture. Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to Section 5.02 shall have been cured or waived). If the Event of Default relating to Section 5.02 is cured or waived prior to such 365th day, such Additional Interest will cease to accrue on the date of such cure or waiver. On such 365th day (if the Event of Default is continuing), such Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided in the first paragraph of this Section 6.02(a). A Securityholder’s right to receive Additional Interest for an Event of Default will not affect the rights of the Securityholders in the event of an occurrence of any other Event of Default.

          (b) After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
     (2) all overdue interest on all Outstanding Securities,
     (3) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
     (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;
          (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
          (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if
          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or
          (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest (including Contingent Interest and Additional Interest, if any), with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, or to enforce any other proper remedy, subject however to Section 7.12. No recovery of any such judgment upon any property of the Company affect or impair any rights, powers or remedies of the Trustee or the Holders.
     Section 7.04. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
          (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest (including Contingent Interest and Additional Interest, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 7.05. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 7.06. Application of Money Collected.
          Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 8.07;
          SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest (including Contingent Interest and Additional Interest, if any); and
          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
     Section 7.07. Limitation on Suits.
          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
          (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
          (c) such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and
          (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.
     Section 7.08. Unconditional Right of Holders to Receive Payment and to Convert .
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.15) interest (including Contingent Interest and Additional Interest, if any) on such Security on the Stated Maturities expressed in such Security (or, in the case of redemption pursuant to Article 11 hereof, the Redemption Date, or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Purchase Date), and to receive payment of the cash and Common Stock, if any, deliverable in respect of the conversion of any Security, and to institute suit for the enforcement of any such payment or conversion, and such rights shall not be impaired without the consent of such Holder.
     Section 7.09. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 7.10. Rights and Remedies Cumulative.
          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 7.11. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 7.12. Control by Holders.
          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
          (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 7.07), expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and
          (b) subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.13. Waiver of Past Defaults.
          Subject to Section 7.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all outstanding Securities waive any past Default hereunder and its consequences, except a Default:
          (a) in the payment of the principal amount, accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), Redemption Price, if any, Fundamental Change Purchase Price, if any and as applicable, or to deliver cash and Common Stock, if any, as required, with respect to the Securities (which may only be waived with the consent of each Holder of the Securities affected); or
          (b) in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 7.14. Undertaking for Costs.
          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest (including Contingent Interest and Additional Interest, if any) on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption pursuant to Article 11, on the Redemption Date, or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Purchase Date).
     Section 7.15. Remedies Subject to Applicable Law.
          All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.
ARTICLE 8
TRUSTEE
     Section 8.01. Duties of Trustee.
          Subject to the provisions of TIA Sections 315(a) through 315(d):
          (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;
          (b) except during the continuance of a Default or an Event of Default:
          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and
          (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

          (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (1) this clause (c) does not limit the effect of clause (b) of this Section 8.01;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;
          (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
          (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) and (f) of this Section 8.01; and
          (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.
     Section 8.02. Notice of Default.
          Within 30 days after a Trust Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
     Section 8.03. Certain Rights of Trustee.
          Subject to the provisions of Section 8.01 hereof and TIA Sections 315(a) through 315(d):
          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein;
          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;
          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of Securities; and
          (i) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.
     Section 8.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 8.05. Trustee and Agents May Hold Securities; Collections; etc.
          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.
     Section 8.06. Money Held in Trust.
          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article 9, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the directions of the Company.
     Section 8.07. Compensation and Indemnification of Trustee and Its Prior Claim.
          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a prior claim to Holders of Securities on all money or property held or collected by the Trustee other than money or property held in trust for the benefit of the Holders of particular Securities.
     Section 8.08. Conflicting Interests.
          The Trustee shall comply with the provisions of Section 310(b) of the TIA.
     Section 8.09. Trustee Eligibility.
          There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.
     Section 8.10. Resignation and Removal; Appointment of Successor Trustee.
          (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.
          (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
          (d) If at any time:
          (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
          (2) the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.
     Section 8.11. Acceptance of Appointment by Successor.
          (a) Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
          (b) No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.
          (c) Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 8.13. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
     Section 8.14. Reports By Trustee.
          (a) Within 60 days after April 15 of each year commencing with the first April 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such April 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).
          (b) A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange.

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01. Satisfaction and Discharge of Indenture.
          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
          (a) either
          (1) all such Securities previously authenticated and delivered (except (A) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.08 or (B) all Securities whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Sections 2.04 and 2.05) have been delivered to the Trustee for cancellation; or
          (2) all such Securities not theretofore delivered to the Trustee for cancellation, have become due and payable, whether at the Final Maturity Date, a Redemption Date or a Fundamental Change Purchase Date, or upon conversion or otherwise, and the Company shall have irrevocably deposited with the Trustee money sufficient to pay all such Securities at the Final Maturity Date, such Redemption Date, Fundamental Change Purchase Date or other maturity date, including interest (including Contingent Interest and Additional Interest, if any) thereon to the Final Maturity Date, such Redemption Date, Fundamental Change Purchase Date or other maturity date, and any shares of Common Stock or other property due in respect of converted Securities, and if in each such case the Company shall have paid all other sums payable hereunder by the Company.
          (b) Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 8.07 and, if United States dollars and/or shares of Common Stock or other property shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 9.01, the obligations of the Trustee under Section 9.02 and the last paragraph of Section 2.04 shall survive.
     Section 9.02. Application of Trust Money and Property.
          Subject to the provisions of the last paragraph of Section 2.04, all United States dollars and/or shares of Common Stock or other property deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on, or cash and Common Stock or other property to be delivered upon the conversion of, the Securities for whose payment or settlement such United States dollars and/or shares of Common Stock or other property have been deposited with the Trustee.
     Section 9.03. Reinstatement.
          If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money and/or shares of Common Stock or other property in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money and/or shares of Common Stock or other property in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest (including Contingent Interest and Additional Interest, if any) on, or deliver cash and Common Stock or other property to be delivered upon the conversion of, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money and/or shares of Common Stock or other property held by the Trustee, such Paying Agent or such Conversion Agent.
ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01. Without Consent of Holders.
          (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:
          (1) evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;
          (2) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;
          (3) securing the Company’s obligations in respect of the Securities;
          (4) adding a guarantor or guarantors of the Securities or releasing any guarantor in accordance with the terms of this Indenture;
          (5) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;
          (6) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

          (7) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 6);
          (8) increasing the Conversion Rate, (A) in accordance with the terms of the Securities or (B) provided that the increase will not adversely affect the interests of Holders;
          (9) curing any ambiguity, omission or inconsistency in this Indenture or correcting or supplementing any defective provision contained in this Indenture;
          (10) providing for uncertificated Securities in addition to certificated Securities;
          (11) conforming the Indenture to the description of the Securities provided for in the Prospectus; or
          (12) making any change that will not adversely affect the interests of the Holders in any material respect.
     Section 10.02. With Consent of Holders.
          (a) The Company and the Trustee may amend or supplement this Indenture and/or the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities). However, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
          (1) alter the manner of calculation or rate of accrual of interest (including Contingent Interest and Additional Interest) on any Security, reduce the rate of interest (including Contingent Interest and Additional Interest) on any Security or change the time of payment of any installment of interest (including Contingent Interest and Additional Interest, if any) with respect to, any Security;
          (2) change the Stated Maturity of any Security;
          (3) change the redemption provisions applicable to the Securities;
          (4) make any of the Securities payable in money or securities other than that stated in the Securities;
          (5) reduce the principal amount, or Redemption Price, or Fundamental Change Purchase Price (including any Make Whole Premium) payable with respect to any of the Securities;

          (6) make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;
          (7) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;
          (8) change the provisions in this Indenture that relate to modifying or amending this Indenture or waiving any past Default in the payment of principal, premium, if any, or interest (including Contingent Interest and Additional Interest) on the Securities;
          (9) change the Company’s obligation to pay Contingent Interest or Additional Interest;
          (10) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security.
          (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, accrued and unpaid Contingent Interest or Additional Interest or the Redemption Price, if any, or the Fundamental Change Purchase Price, if any and as applicable, or to deliver Common Stock as required, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
          (c) Upon the written request of the Company, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.
          It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 10.03. Execution of Supplemental Indentures and Agreements.
          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 13.04, and (subject to TIA Sections 315(a) through 315(d) and Section 8.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 10.04. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 10.05. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.
     Section 10.06. Reference in Securities to Supplemental Indentures.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
     Section 10.07. Notice of Supplemental Indentures.
          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 13.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE 11
REDEMPTION
     Section 11.01. Right to Redeem. (a) The Securities may be redeemed in whole or in part at the option of the Company:
          (1) on or after November 15, 2019, if the Closing Price of the Company’s Common Stock has been at least 150% of Conversion Price then in effect for at least 20 Trading Days during the 30 consecutive Trading Day period immediately preceding the date on which the Company provides notice of redemption; and
          (2) on or prior to November 15, 2010, if any Tax Triggering Event has occurred.

          (b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to:
          (1) in the case of a redemption pursuant to Section 11.01(a)(1), 100% of the principal amount of Securities to be redeemed, together with accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Redemption Date; provided, however, that if Securities are redeemed on a date that is after a Record Date and prior to the corresponding Interest Payment Date, accrued and unpaid interest (including any Contingent Interest and Additional Interest, if any) will be payable to the Holder of record as of such Record Date.
          (2) in the case of a redemption pursuant to Section 11.01(a)(2), 101.5% of the principal amount of the Securities being redeemed plus (A) accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date and (B) if the Redemption Conversion Value as of the Redemption Date of the Securities being redeemed exceeds their Initial Conversion Value, 95% of the amount determined by subtracting the Initial Conversion Value of such Securities from their Redemption Conversion Value as of the Redemption Date; provided, however, that if Securities are redeemed on a date that is after a Record Date and prior to the corresponding Interest Payment Date, accrued and unpaid interest (including any Contingent Interest and Additional Interest, if any) will be payable to the Holder of record as of such Record Date.
          (c) The Company may not redeem any Securities unless all accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date.
          (d) Except as provided in this Section 11.01, the Securities shall not be redeemable by the Company.
     Section 11.02. Selection of Securities to be Redeemed.
          If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to Section 11.03 from Outstanding Securities not previously called for redemption.
          Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 11.03. Notice of Redemption.
          At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed; provided, however, that the Company may not deliver any such notice to any Holder of Securities at any time if all accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date.
          The notice shall specify the Securities to be redeemed and shall state:
          (1) the Redemption Date;
          (2) the Redemption Price;
          (3) the Conversion Price;
          (4) the name and address of the Paying Agent and Conversion Agent;
          (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;
          (6) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;
          (7) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;
          (8) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and principal amounts of the particular Securities to be redeemed;
          (9) that, unless the Company defaults in making payment of such Redemption Price, interest (including Contingent Interest and Additional Interest) will cease to accrue on and after the Redemption Date; and
          (10) the CUSIP and ISIN numbers of the Securities.
          At the Company’s written request delivered at least 30 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.
     Section 11.04. Effect of Notice of Redemption.

     Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.
     Section 11.05. Deposit of Redemption Price.
          Prior to 10:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 4. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
     Section 11.06. Securities Redeemed in Part.
          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 15 days before the Redemption Date or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
ARTICLE 12
SUBORDINATION
     Section 12.01. Agreement of Subordination.
          The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 12; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
          The payment of the principal of and interest (including Contingent Interest and Additional Interest, if any) on all Securities, and (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price with respect to the Securities subject to repurchase or redemption in accordance with Articles 3 and 11, respectively, and the payment of any cash upon conversion in accordance with Article 4) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

          No provision of this Article 12 shall prevent the occurrence of any Default or Event of Default hereunder.
     Section 12.02 Payments to Holders..
          No payment shall be made with respect to the principal of or interest (including Contingent Interest and Additional Interest, if any) on the Securities (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price with respect to the Securities subject to purchase or redemption in accordance with Articles 3 and 11, respectively, and any payment of cash upon conversion in accordance with Article 9), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.05, if:
          (a) a default in the payment of principal, premium, interest or other amounts due on any Senior Debt, or in respect of any redemption or repurchase obligation under any Senior Debt, occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt) (a “Payment Default”); or
          (b) a default, other than a Payment Default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt (or any Representative) to accelerate its maturity (a “Non-Payment Default”) and a Responsible Officer of the Trustee receives at the Corporate Trust Office a written notice of the default (a “Payment Blockage Notice”) from the Company or a Representative of Designated Senior Debt.
          Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Securities may begin until both (i) 365 consecutive days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, any premium and interest (including Contingent Interest and Additional Interest, if any) with respect to the Securities that are due have been paid in full in cash. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to the Designated Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Designated Senior Debt, whether or not within a period of 365 consecutive days.
          The Company may and shall resume payments on and distributions in respect of the Securities upon:
          (1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or
          (2) in the case of a Non-Payment Default, the earlier of (i) the date on which such default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Designated Senior Debt, or (ii) the 179th day after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Designated Senior Debt has been accelerated or this Article 12 otherwise prohibits the payment or distribution at the time of such payment or distribution.

          Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt before any payment of cash, property or securities is made on account of the principal of or interest (including Contingent Interest and Additional Interest, if any) on, or with respect to the conversion of, the Securities (except, to the extent required by applicable law, payments made pursuant to Article 9 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 12, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.
          For purposes of this Article 12, the words, “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 6.
          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or their Representatives of such acceleration. The Company shall not pay the Securities until five days after the holders or Representatives for the holders of Senior Debt receive notice of the acceleration and after which the Company shall pay the Securities only if this Article 12 otherwise permits payment at that time.
          In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.
          Nothing in this Section 12.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 7.06 or 8.07. This Section 12.02 shall be subject to the further provisions of Section 12.05.
     Section 12.03. Subrogation of Securities.
          Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 12 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on the Securities shall be paid in full in cash or other payment satisfactory to the Holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payment or distribution of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 12, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

          Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest (including any Contingent Interest and Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt.
          Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 12.
     Section 12.04. Authorization to Effect Subordination.
          Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.
     Section 12.05. Notice to Trustee.
          The Company shall give prompt written notice in the form of an Officer’s Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 12, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office from the Company (in the form of an Officer’s Certificate) or a Representative or a Holder or Holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 12.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 12 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 9, and any such payment shall not be subject to the provisions of this Article 12.
          The Trustee, subject to the provisions of Section 12.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 12.06. Trustee’s Relation to Senior Debt.
          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.
          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 4.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 12 or otherwise.
     Section 12.07. No Impairment of Subordination.
          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.
     Section 12.08. Certain Conversions Not Deemed Payment.
          For the purposes of this Article 12 only, the issuance and delivery of Common Stock and the payment of cash in lieu of fractional shares of such Common Stock upon conversion of a Security in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of or Interest on such Security. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.
     Section 12.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
     Section 12.10. Senior Debt Entitled to Rely. The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 12, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
ARTICLE 13
MISCELLANEOUS
     Section 13.01. Conflict with Trust Indenture Act.
          If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 13.02. Notices.
          Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:

General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Attention: General Counsel
Facsimile No.: (859) 572-8444

or at any other address previously furnished in writing to the Trustee by the Company, with a copy to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
Attention: Alan H. Lieblich, Esq., Jeffrey M. Taylor, Esq.
Facsimile No.: (215) 569-5555

if to the Trustee, to:

U.S. Bank National Association
Corporate Trust Services
CN-WN-06CT
425 Walnut Street, 6th Floor
Cincinnati, Ohio 45202
Attention: Robert T. Jones, Vice President
Facsimile No.: (513) 632-5511
or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.
          Such notices or communications shall be effective when received.
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
     Section 13.03. Disclosure of Names and Addresses of Holders.
          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.
     Section 13.04. Compliance Certificates and Opinions.
          (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officer’s Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          (b) Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (1) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.
     Section 13.05. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.05.
          (b) The ownership of Securities shall be proved by the register maintained by the Primary Registrar.
          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.
          (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.
          (f) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.
          (g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.
     Section 13.06. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 13.07. Legal Holidays.
          In any case where any Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest (including Contingent Interest and Additional Interest, if any) or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or Final Maturity Date, as the case may be, to the next succeeding Business Day.
     Section 13.08. Governing Law.
          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 13.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 13.10. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.
     Section 13.11. Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not.
     Section 13.12. Multiple Counterparts.
          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 13.13. Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.14. Independence of Covenants.
          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     Section 13.15. Schedules and Exhibits.
          All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.
     Section 13.16. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Very truly yours, GENERAL CABLE CORPORATION
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Exhibit A
[FORM OF FACE OF SECURITY]
          THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON THE REQUEST OF THE HOLDER OF THIS NOTE, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, (IV) THE COMPARABLE YIELD OF THE NOTE, AND (V) THE PROJECTED PAYMENT SCHEDULE OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT: GENERAL CABLE CORPORATION, 4 TESSENEER DRIVE HIGHLAND HEIGHTS, KENTUCKY 41076, ATTN: CHIEF FINANCIAL OFFICER.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GENERAL CABLE CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

[1]	This paragraph should be included only if the Security is a Global Security.

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General Cable Corporation
Subordinated Convertible Note due 2029

No.:	CUSIP No. [ ]
ISIN No. [ ]
          General Cable Corporation, a Delaware corporation, promises to pay to ______. or registered assigns the principal amount of ______dollars ($______) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)2 on November 15, 2029, or such earlier date on which this Security shall become due pursuant to the applicable redemption or repurchase provisions thereof.
          This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.
          Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and, if applicable, Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
Dated:
[SIGNATURE PAGE FOLLOWS]

[2]	This parenthetical should be included only if the Security is a Global Security.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GENERAL CABLE CORPORATION
By:
Name:
Title:

Dated:
Trustee’s Certificate of Authentication:
This is one of the Securities referred to in the
within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

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[FORM OF REVERSE SIDE OF SECURITY]
General Cable Corporation
Subordinated Convertible Note due 2029
1. Interest
          General Cable Corporation, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest in cash on the principal amount of this Security at the rate of 4.50% per annum until November 15, 2019 and thereafter until maturity promises to pay interest in cash on the principal amount of this Security at the rate of 2.25% per annum. The Company shall pay interest semiannually on May 15 and November 15 of each year (each an “Interest Payment Date”), commencing May 15, 2010. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November [          ], 2009. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date, Redemption Date or Fundamental Change Purchase Date, as the case may be. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          Accrued and unpaid interest (including Contingent Interest and Additional Interest (each as defined below), if any) payable upon a redemption or a purchase by the Company upon a Fundamental Change will be paid to the person to whom principal is payable, unless the Redemption Date or Fundamental Change Purchase Date is after a record date and on or prior to the related interest payment date, in which case accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, such interest payment date shall be paid on such interest payment date to the record holder as of the record date.
          Interest on Securities converted after the close of business on a Regular Record Date (as defined below) but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on each Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date, provided that no such payment need be made (i) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date, (ii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the Security.
          If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

1

          Beginning with the six-month interest period commencing November 15, 2019, the Company will pay interest (“Contingent Interest”) during any six-month interest period if the Trading Price of the Securities for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Securities. During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.50% of the average Trading Price of $1,000 principal amount of Securities during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid.
          If the Company has made an election to pay Additional Interest pursuant to Section 7.02(a) of the Indenture in connection with any Event of Default from time to time relating to the Company’s failure to comply with its reporting obligations under Section 5.02 of the Indenture, then the Holder of this Security is entitled to receive such Additional Interest as and to the extent provided in the Indenture.
          Any reference herein to interest accrued or payable as of any date shall include any Contingent Interest and Additional Interest accrued or payable on such date as provided in the Indenture.
          No sinking fund is provided for the Securities.
2. Method of Payment
          The Company shall pay interest (including Contingent Interest and Additional Interest, if any) on this Security (except defaulted interest or interest payable in connection with a redemption or repurchase as provided in the Indenture) to the person who is the Holder of this Security at the close of business on May 1 or November 1, as the case may be (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal and premium, if any. The Company will pay principal, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) and cash payable in connection with any conversion of this Security in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent, Registrar and Conversion Agent
          Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.
4. Indenture
          This Security is one of a duly authorized issue of Securities of the Company designated as its Subordinated Convertible Notes due 2029 (the “Securities”), issued under an Indenture

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dated as of November [          ], 2009 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them.
          The Securities are subordinated unsecured obligations of the Company limited to $[          ],000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.
5. Subordination
          The payment of the principal, any premium and interest (including Contingent Interest and Additional Interest, if any) on the Securities, and any cash payable upon conversion of the Securities, including amounts payable on any redemption or repurchase, will be subordinated to the prior payment in full of all of the Company’s existing and future Senior Debt.
6. Redemption of Securities
          No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, (i) on or after November 15, 2019, at the option of the Company if the Closing Price of the Company’s Common Stock has been greater than or equal to 150% of Conversion Price then in effect for at least 20 Trading Days during the 30 consecutive Trading Day period immediately preceding the date on which the Company provides notice of redemption and (ii) on or prior to November 15, 2010, if a Tax Triggering Event occurs.
          The redemption price (the “Redemption Price”) for any such redemption is equal to (a) in the case of a redemption described in clause (i) above, 100%, expressed as a percentage of the principal amount of Securities to be redeemed, together with accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Redemption Date and (b) in the case of a redemption described in clause (ii) above, 101.5%, expressed as a percentage of the principal amount of Securities to be redeemed, together with accrued and unpaid interest (including Contingent Interest and/or Additional Interest, if any) to, but excluding, the Redemption Date and, if the Redemption Conversion Value of the Securities being redeemed exceeds their Initial Conversion Value, 95% of the amount determined by subtracting the Initial Conversion Value of the Securities being redeemed from their Redemption Conversion Value.
7. Purchase of Securities at Option of Holder Upon a Fundamental Change
          Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is 30 Business Days after the later of the Fundamental Change Effective Date and the date that a Issuer Fundamental Change Notice is delivered, at a purchase price equal to 100% of the principal amount thereof together with

3

accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
8. Conversion
          Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. In lieu of receiving shares of the Company’s Common Stock, a Holder will receive to the extent set forth in the Indenture, for each $1,000 principal amount of Securities surrendered for conversion:
•	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value, as defined in the Indenture; and

•	if the Conversion Value is greater than $1,000, a number of shares of the Company’s Common Stock (the “Remaining Shares”), equal to the sum of the Daily Share Amounts, as defined in the Indenture, for each of the 20 consecutive Trading Days in the Conversion Reference Period, as defined in the Indenture, subject to the Company’s right to deliver cash in lieu of all or a portion of the Remaining Shares as described in the Indenture.
          No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.
9. Denominations, Transfer, Exchange
          The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
10. Persons Deemed Owners
          The Holder of a Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

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12. Amendment, Supplement and Waiver
          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.
13. Successor Entity
          When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.
14. Defaults and Remedies
          Under the Indenture, an Event of Default shall occur if:
          (1) the Company shall fail to pay when due the principal, or any Redemption Price or any Fundamental Change Purchase Price of any Security, including any Make Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, purchase, acceleration or otherwise; or
          (2) the Company shall fail to pay when due an installment of cash interest (including Contingent Interest and Additional Interest, if any) on any of the Securities, which default continues for 60 days after the date when due; or
          (3) the Company shall fail to deliver when due all cash and any shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days; or
          (4) the Company shall fail to deliver an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in Section 3.01(b) of the Indenture; or
          (5) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or
          (6) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of the Restricted Subsidiaries having an outstanding principal amount of greater than $50,000,000 individually or in the aggregate, which default (a) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period, (b) results in the acceleration of such Indebtedness prior to its express final maturity or (c) results in the commencement of judicial proceedings to foreclose

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upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness; or
          (7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
          (8) (a) the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or
          (b) the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; or
          (c) the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or
          (d) the Company or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property; or
          (e) the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or
          (f) the Company or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or
          (g) the Company or any of its Significant Subsidiaries takes corporate action in furtherance of any such action.
          Notwithstanding the above, no Event of Default under clause (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5) after receipt of such notice.

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          If an Event of Default (other than an Event of Default specified in clause (7) or (8) above) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest (including Contingent Interest and Additional Interest, if any) on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, premium, if any, and accrued interest (including Contingent Interest and Additional Interest, if any) shall become due and payable immediately.
          If an Event of Default specified in clauses (7) or (8) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.
          The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest (including Contingent Interest and Additional Interest, if any) thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders for a period of 30 days notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest (including Contingent Interest and Additional Interest, if any)) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.
15. Tax Treatment
          The Company agrees, and by acceptance of beneficial ownership interest in the Security each Holder of the Securities will be deemed to have agreed, for U.S. federal income tax

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purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the cash and the fair market value of any stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Securities. A Holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Securities by submitting a written request for such information to the Company at the following address: General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076, Attention: Chief Financial Officer.
16. Trustee Dealings With the Company
          U.S. Bank National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.
17. No Recourse Against Others
          No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.
18. CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption and notices relating to fundamental changes as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or any notice relating to a fundamental change and reliance may be placed only on the other identification numbers placed thereon.
19. Authentication
          This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
20. Abbreviations and Definitions
          Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

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          All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
21. Indenture to Control; Governing Law
          In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: General Cable Corporation, 4 Tesseneer Drive, Highland Heights, KY 41076, Attention: General Counsel, Facsimile No. (859) 572-8444, Telephone No. (859) 572-8000.

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ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)
and irrevocably appoint

 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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CONVERSION NOTICE
          To convert this Security into Common Stock of the Company, check the box: ☐
          To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):
          $                    .
          If you want the stock certificate made out in another person’s name, fill in the form below:

(insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)

Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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FUNDAMENTAL CHANGE PURCHASE NOTICE
To: General Cable Corporation
          The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from General Cable Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, together with accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), if any, to, but excluding, such date, to the registered Holder hereof.

Your Signature:

Date:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be repurchased (in
an integral multiple of $1,000, if less than all):

NOTICE:	The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

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SCHEDULE OF EXCHANGES OF SECURITIES3
          The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of
	Authorized	Amount of Decrease	Amount of Increase	this Global
	Signatory of	in Principal Amount	in Principal Amount	Security Following
Date of Decrease or	Securities	of this Global	of this Global	Such Decrease or
Increase	Custodian	Security	Security	Increase

[3]	This schedule should be included only if the Security is a Global Security.

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